Exhibit 10.7

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

LICENSE AGREEMENT No. 05/06/2024-1

Kyiv · 05 June 2024

Limited Liability Company “Autonomous Robotic Systems” (hereinafter, the “Licensor”), represented by Director Serhii Olehovich Kupriienko, acting under the Charter, on the one part, and [***] (hereinafter, the “Licensee”), represented by Director [***], acting under the Charter, on the other part (hereinafter collectively, the “Parties”, and each individually, a “Party”), have entered into this License Agreement No. 05/06/2024-1 dated 05 June 2024 (the “Agreement”) as follows.

1. SUBJECT OF THE AGREEMENT

Under this Agreement, the Licensor grants to the Licensee licenses to software in the volumes specified by this Agreement and its appendices and for the term determined by this Agreement and its appendices (the “Rights”), and the Licensee receives the Rights and undertakes to pay the Licensor a license (lump-sum) fee in the manner and on the terms provided herein.

The rights to use the software are transferred for use in any manner not prohibited by law and the provisions of this Agreement, at the Licensee’s discretion. The Licensor grants the Licensee licenses to the software in the volumes specified in the Acceptance Certificate.

The software will be used for the manufacture of special-purpose equipment—unmanned aerial systems [***], which are manufactured and supplied by the Licensee to [***] under Contract [***].

2. LICENSE TERMS

The type of Rights granted under this Agreement is licenses to use the software without limitation as to functional purpose (without reproduction of copies).

The Licensor warrants that it holds the proprietary intellectual property rights to the software to the extent necessary to enter into and duly perform this Agreement and that such actions do not infringe any third-party rights.

The Licensee is not prohibited from making the software available for use to other business entities.

Under the Rights granted hereunder, the Licensee may use the software without the right to make changes (modifications) or correct errors.

The term of the Rights granted hereunder is perpetual from the date the Parties sign the acceptance certificate of the software and the Rights thereto (the “Acceptance Certificate”).

The territory of the Rights granted hereunder is Ukraine.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

3. RIGHTS AND OBLIGATIONS OF THE PARTIES

3.1. The Licensee has the right to:

•	Use the software during the term specified herein in any manner at its discretion, subject to Clause 1.3 of the Agreement.

•	Request from the Licensor technical documentation necessary to ensure the Licensee’s real ability to fully use the software.

•	Grant the software obtained under this Agreement for use to third parties.

•	Exercise other rights provided by the laws of Ukraine and not provided herein.

3.2. The Licensee shall:

•	Accept the software and the Rights thereto under the Acceptance Certificate.

•	Pay the Licensor the license (lump-sum) fee for the transfer of licenses to the software in the manner and amounts specified herein.

•	Notify the Licensor of all known cases of infringement by third parties of the Licensor’s proprietary IP rights to the software.

•	Duly perform other obligations related to the performance of this Agreement.

3.3. The Licensor has the right to:

•	Require the Licensee to remedy any breaches identified during performance of this Agreement.

•	In case of infringement of proprietary IP rights by the Licensee, demand immediate cessation of such infringement.

•	Use the software in the same field.

•	Exercise other rights provided by the laws of Ukraine.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

3.4. The Licensor shall:

•	Deliver to the Licensee access to the software in a condition suitable for its functional use, as well as the Rights to the software under the Acceptance Certificate within 5 (five) calendar days from the effective date of this Agreement.

•	Ensure confidentiality of information received from the Licensee, as well as information regarding the subject of this Agreement, the course of its performance, etc.

•	Duly perform other obligations related to the performance of this Agreement.

4. PROCEDURE FOR TRANSFER AND ACCEPTANCE OF THE SOFTWARE AND RIGHTS

Within 5 (five) calendar days from the effective date of this Agreement, the Licensor shall, in accordance with the terms hereof, transfer to the Licensee:

•	access to the software in electronic form via a web resource or on a tangible medium (USB flash drive, etc.);

•	the Rights to use the software (license).

The transfer of access to the software and the transfer of the Rights hereunder shall be formalized by signing and sealing by the Parties the relevant acceptance certificate.

5. PRICE, LICENSE FEE FOR THE SOFTWARE, AND SETTLEMENTS

The Agreement Price is [***], VAT excluded.

The price per license for the software and the Rights thereto is [***], VAT excluded.

Payment by the Licensee to the Licensor shall be made in hryvnias to the Licensor’s current account specified in the details of this Agreement as follows:

•	50% of the Agreement Price by 22 July 2024 (inclusive);

•	50% of the Agreement Price by 23 September 2024 (inclusive).

6. CONFIDENTIALITY

Any information, materials, and data, including about the activities of either Party to this Agreement, which become known to the other Party in connection with the signing, performance, or termination of this Agreement, as well as all appendices hereto, constitute Confidential Information.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

The Parties also treat as Confidential Information the personal data of representatives of the Parties (employees, contractors, etc.) that may be transferred in the course of performance. The Parties warrant that any personal data transferred by them are obtained as required by law and that proper consent for their transfer has been obtained. Collection, transfer, processing, and other possible actions with such personal data in connection with the performance hereof shall be carried out in full compliance with the laws of Ukraine on personal data protection, including the Law of Ukraine “On Personal Data Protection.”

Confidential Information may not be disclosed to third parties without the prior written consent of the other Party, except where this is related to obtaining official permits or documents to fulfill obligations hereunder or to pay taxes and other mandatory charges, as well as in other cases provided by Ukrainian law.

Each Party, when performing contractual obligations, must ensure the confidentiality of information received from the other Party.

7. LIABILITY OF THE PARTIES

For non-performance or improper performance of their obligations hereunder, the Parties shall be liable in accordance with this Agreement and the laws of Ukraine.

A Party shall not be liable for breach if it proves that it took all measures within its control for proper performance.

If the Licensee breaches the Agreement resulting in infringement of the Licensor’s proprietary IP rights, the Licensee must compensate the Licensor for losses in full, subject to documentary confirmation.

8. FORCE MAJEURE

The Parties shall not be liable for partial or complete failure to perform obligations hereunder if such failure results from force majeure.

“Force majeure” means any extraordinary events of an external nature with respect to the Parties, arising without the Parties’ fault and beyond their will and which, even with ordinary measures, are impossible to foresee and prevent (including but not limited to natural disasters; biological, technogenic, and anthropogenic calamities).

Upon the occurrence of force majeure, the time for performance of obligations is postponed for the duration of such circumstances.

A Party affected by force majeure shall notify the other Party in writing of its occurrence, expected duration, and cessation. Evidence of such circumstances and their duration shall be duly executed documents issued by duly authorized state bodies, or corresponding acts of public authorities.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Upon cessation of force majeure, the Parties shall perform their obligations.

Given that this Agreement is concluded during martial law, which by its nature constitutes force majeure, the Parties agree that this shall not be grounds for non-performance or improper performance. Any disputes arising in this regard shall be resolved by the Parties in writing/in court.

9. DISPUTE RESOLUTION

All disputes and differences arising from this Agreement shall be resolved by negotiations.

All disputes, differences, claims, or demands arising out of or in connection with this Agreement, including its conclusion, performance, termination, invalidation in whole or in part, and any other disputes related hereto, failing amicable settlement, shall be submitted to the Permanent Arbitration Court at the All-Ukrainian Public Organization “Union of Investors of Ukraine” (USREOU code: 36885366) in accordance with its Rules, which form an integral part of this arbitration agreement and with which the Parties are acquainted.

The names and addresses of the Parties in the arbitration agreement correspond to those in this Agreement. The place and date of the arbitration agreement correspond to the place and date of this Agreement.

10. TERM OF THE AGREEMENT

This Agreement enters into force upon signature by the duly authorized representatives of the Parties and is valid until 31 December 2024, but in any case until full performance by the Parties of their obligations hereunder.

Unless otherwise expressly provided herein or by applicable Ukrainian law, this Agreement may be terminated early in the following cases:

•	By mutual consent of the Parties, formalized by an agreement on termination. The Party wishing to terminate shall notify the other Party in writing at least 30 (thirty) calendar days prior to the desired termination date;

•	The Licensor has the right to terminate this Agreement in the event of the Licensee’s breach of its obligations. In case of unilateral termination, the Licensor shall notify the Licensee in writing 14 calendar days prior to the termination date.

11. FINAL PROVISIONS

Receipt by the Licensee from the Licensor of services, including but not limited to: software configuration that does not change the software; integration with other software; technical support; training of the Licensee’s personnel on software use—requires a separate services agreement.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

The Parties agree that they mutually recognize electronic documents signed with an electronic signature as equivalent to paper documents signed with a handwritten signature. Exchange of e-documents is carried out pursuant to the Law of Ukraine No. 851-IV “On Electronic Documents and Electronic Document Management” and Law No. 2155-VIII “On Electronic Trust Services.”

This Agreement is executed in Ukrainian in two authentic counterparts of equal legal force, one for each Party.

All legal relations arising from or related to this Agreement, including validity, conclusion, performance, amendment, termination, interpretation, consequences of invalidity, or breach, are governed by this Agreement and applicable laws of Ukraine, as well as business customs applicable to such relations on the basis of good faith, reasonableness, and fairness.

Upon signing, all prior negotiations, correspondence, preliminary agreements, letters of intent, and any other oral or written arrangements between the Parties relating in any way to this Agreement shall cease to have legal force, but may be considered when interpreting its terms.

The Parties bear full responsibility for the accuracy of their details stated herein and undertake to promptly notify the other Party in writing of any changes; failing such notice, they bear the risk of adverse consequences.

The Licensee may not assign claims and/or transfer debt under its obligations arising in connection with this Agreement to any third parties without the Licensor’s written consent.

Within the limits of Ukrainian law, the Parties may amend this Agreement by mutual consent. In such case, amendments become effective upon execution by the Parties of the relevant addendum, unless otherwise provided therein.

Addenda and appendices are integral parts of this Agreement and are valid if executed in writing and signed by the Parties and sealed.

Section headings are for convenience only and do not affect the content or interpretation.

12. DETAILS AND SIGNATURES OF THE PARTIES

LICENSOR:

Limited Liability Company “Autonomous Robotic Systems”
[***]
Taxpayer on general corporate income tax terms
Not a VAT payer

LICENSEE:
[***]
Corporate income taxpayer on special terms
VAT payer

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Director	/s/ O. Kupriienko	S. O. Kupriienko
Director	/s/ [***]	[***]

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

ACCEPTANCE CERTIFICATE

of Software, Rights thereto, and Technical Documentation
to the LICENSE AGREEMENT No. 05/06/2024-1 dated 05 June 2024
Kyiv · 17 July 2024

Limited Liability Company “Autonomous Robotic Systems” (the “Licensor”), represented by Director Serhii Olehovich Kupriienko, acting under the Charter, on the one part, and [***] (the “Licensee”), represented by Director [***], acting under the Charter, on the other part (together, the “Parties”, and each a “Party”), have drawn up this certificate as follows:

1.	The Licensor transfers electronically via a web resource, and the Licensee accepts into its ownership, the software and the rights thereto in the amount of [***] licenses.

2.	The software is transferred by the Licensor to the Licensee under the terms of License Agreement No. 05/06/2024-1 dated 05 June 2024 (the “Agreement”).

3.	The Parties determine that each license is perpetual and is transferred for performance by the Licensee of the contract concluded by it with [***].

4.	The software is transferred for use by the Licensee at its own discretion and with the rights provided by the Agreement.

5.	The Rights granted by the Licensor to the Licensee under this Certificate are effective from the date of signing this Certificate.

6.	This Certificate is executed in Ukrainian in two authentic counterparts, one for each Party; it is an integral part of the Agreement.

LICENSOR:

Limited Liability Company “Autonomous Robotic Systems”
[***]

LICENSEE:
[***]
Corporate income taxpayer on special terms · VAT payer

Director	/s/ S. O. Kupriienko	S. O. Kupriienko
Director	/s/ [***]	[***]